                                                                     EXHIBIT 4.1



                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                   CONSULTANTS AND ADVISORS COMPENSATION PLAN
                  (As Established Effective September 1, 2001)

1.       Purpose of the Plan

         This Compensation Plan (the "Plan") is intended to assist Digital Descriptor Systems, Inc. (the "Company") and its subsidiaries in attracting and retaining the services of consultants and advisors with a high degree of training, experience and ability and to stimulate the active interest of such persons in the development and financial success of the Company.

2.       Administration of the Plan

         (a) The Board of Directors shall appoint and maintain a Compensation Committee which shall consist of at least two (2) members of the Board of Directors, who shall serve at the pleasure of the Board (the committee appointed by the Board of Directors is referred to herein as the "Committee") . The Committee may from time to time award ("Award") non-qualified stock options ("Stock Options") or grants of Common Stock of the Company ("Stock Grants"), under the Plan to the persons described in Section 3 hereof.

         (b) The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine (i) the persons to whom Stock Options or Stock Grants hereunder shall be awarded and (ii) the number of shares to be covered by each Award.

         (c) No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.       Awards

         (a) The persons eligible for participation in the Plan as recipients of Awards (the "Participants") shall include any consultant or advisor of the Company, provided that in the opinion of the committee, bona fide services shall have been or shall be rendered by any such consultant or advisor and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction. At any time, no person who is an officer, director or employee of the Company or who has been an officer, director or employee of the Company during the preceding 12 month period is eligible to be a Participant in the Plan, provided, however, any director of the company who renders consulting advise to the company separate and apart from their duties as a director shall be eligible for grants under this Plan.

         (b) The Committee in making Awards hereunder shall have discretion to determine the terms and conditions upon which Stock options may be exercisable or restrictions upon Stock Grants. Each Award shall be confirmed by an Agreement consistent with this Plan which shall be executed by the Company and by the person to whom such Award is granted.

         (c) For purposes of this Plan, services rendered to the Company shall include services rendered to any subsidiary of the Company.

         (d) The purchase price of the shares as to which a Stock option is exercised shall be paid in full at the time of the exercise: (i) in cash or by certified check; (ii) in the discretion of the Committee, (A) by the delivery of shares of the Company Common Stock with a Fair Market Value (as determined according to Section 5. (a) of the Plan) at the time of exercise equal to the total option price and by paying any remaining amount of the option exercise price as provided in (i) , and (B) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the optionee chooses to pay the option exercise price as provided in (ii) (B) , the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments shall be received subject- to collection.

         (e) No Awards shall be made pursuant to the Plan after December 31, 2006.

         (f) All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares.

4.       Shares Subject to the Plan

         Subject to adjustment as provided in Section 9 hereof, there shall be subject to the Plan 5,000,000 shares of Common Stock, with par value of $.001 per share, of the Company (the "Shares"). The Shares subject to the Plan shall consist of authorized and unissued shares or previously issued shares reacquired and held I by the Company or any subsidiary. For purposes of this Section 4, the number of Shares to which an Award relates shall be counted against the number of Shares reserved and available under the Plan and with respect to such Award shall, to the extent of any such forfeiture or terminations, again be available for Awards under the Plan. Until termination of the Plan, the Company shall at all times make available a sufficient number of Shares to meet the requirements of the Plan. After termination of the Plan, the number of Shares reserved for purposes of the Plan from time to time shall be only such number of Shares as are issuable under then outstanding Stock options.


5.       Terms of Stock Options

         (a) The purchase price of each Share subject to a Stock option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each Share at such price as the Committee in its sole discretion shall determine.

         (b) (i) Each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine, and the terms of such exercise shall be set forth in the Agreement covering the grant of the option.

                  (ii) The right to purchase Shares pursuant to a Stock option shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

                  (iii) At any time after the granting of any Stock Option, the Committee may accelerate the installment exercise dates.

                  (iv) In the event an optionee dies prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such option may be exercised before expiration by the optionee's personal representative during the period of twelve (12) months after the date of death to the extent exercisable by the optionee at the date of death.

         (c) At the time of the grant of a Stock Option, the Committee may provide that the Shares covered by such option shall be restricted as to transferability. If so restricted, such Shares shall not be sold, transferred or disposed of in any manner, and such Shares shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be set forth in the Agreement covering the grant of the option to purchase such Shares.

6.       Assignability of Stock Options

         Stock Options granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution, subject to the provisions of Section 5.(b)(iv). Otherwise, Stock Options granted under this Plan shall be exercisable during the lifetime of the recipient (except as otherwise provided in the Plan) only by the recipient for his or her individual account, and no purported assignment or transfer of such Stock Options thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Stock Options thereunder shall terminate and become of no further effect.

7.       Stock Grants

         (a) Awards shall be granted only as set forth in this Section 7. Awards shall be granted for no consideration other than prior and future service.

         (b) The Committee shall determine the terms and restrictions applicable to any Stock Grants, including, but not limited to restrictions on the transferability of the Shares, terms of forfeitures of Shares and the time or occurrence of events on which any restrictions will lapse.

         (c) The Award of a Stock Grant may be conditioned upon the execution and delivery by the Participant of an Agreement setting forth the terms and conditions of the Award as provided herein and such other term, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee in its discretion may determine.

8.       Taxes

         The Committee may make such provisions and rules as it may Deem appropriate for the withholding of taxes in connection with any Awards granted under the Plan.

9.       Reorganizations and Recapitalization of the Company

         (a) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of common stock or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the Participants' rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with the Awards, (ii) the number and kind of Shares issued or issuable in respect or outstanding Options; and (iii) the exercise price of outstanding Options.

10.      Plan Term

         The Plan shall be effective September 1, 2001. No Awards shall granted pursuant to this Plan after December 31, 2006.

11.      Amendment or Termination

         The Board of Directors may amend, alter or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders:

         (a) if and to the extent such amendment is required to be approved by stockholders to obtain the exemption provided for in Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, if applicable; or

         (b) if and to the extent such amendment requires stockholder approval under Section 422 of the Code (or any successor provision).

No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

12.      Government Regulations

         Notwithstanding any of the provisions hereof, or of any Award granted hereunder, the obligation of the Company or any subsidiary to sell and deliver Shares under such Award or to make cash payments in respect thereto shall. be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. The Participant agrees that he will not exercise or convert any option granted hereunder, and that the Company or any subsidiary will not be obligated to issue any Shares or make any payments under any Award if the issuance of Shares or if the exercise of any Stock Option or if the payment upon such exercise shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority.